UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2020

Fauquier Bankshares, Inc.

(Exact name of Registrant as Specified in Its Charter)

Virginia	000-25805	54-1288193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Courthouse Square, Warrenton, Virginia		20186
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (540) 347-2700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Par value $3.13 per share	FBSS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 2, 2020, the Board of Directors of Fauquier Bankshares, Inc. (the “Company”) adopted amendments to Article I, Sections 1.1 and 1.4, and Article II, Section 2.6 of the Company’s By-laws, effective immediately, to (i) permit the Company to hold shareholder meetings solely by means of remote communication as the Board of Directors may determine and (ii) specifically confirm that the Board of Directors may hold telephonic meetings.

A copy of the By-laws of the Company, as amended and restated April 2, 2020, is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

The following exhibit is filed herewith:

Exhibit No.Description of Exhibit

3.2By-laws of Fauquier Bankshares, Inc., as amended and restated April 2, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fauquier Bankshares, Inc.

Date: April 7, 2020	By:	/s/ Christine E. Headly
Christine E. Headly
Executive Vice President and Chief Financial Officer